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                                                                   EXHIBIT 32(a)


    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

     I, Lon R. Greenberg, Chief Executive Officer, and I, Anthony J. Mendicino, Chief Financial Officer, of UGI Corporation, a Pennsylvania corporation (the "Company"), hereby certify that to our knowledge:


     (1) The Company's Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K for the fiscal year ended September 30, 2005 (as amended, the "annual report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and



     (2) The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                      * * *

CHIEF EXECUTIVE OFFICER                 CHIEF FINANCIAL OFFICER


/s/ Lon R. Greenberg                    /s/ Anthony J. Mendicino
-------------------------------------   ----------------------------------------
Lon R. Greenberg                        Anthony J. Mendicino


Date: June 26, 2006                     Date: June 26, 2006